Exhibit 4.1

April 13, 2011

Wegener Communications, Inc.
11350 Technology Circle
Johns Creek, Georgia  30097

Re:  Sixteenth Amendment

Gentlemen:

Wegener Communications, Inc., a Georgia corporation (“Borrower”), and The David E. Chymiak Trust Dated December 15, 1999 (“Trust”), as assignee of the Bank of America, N.A., successor interest by merger to LaSalle Bank National Association, respecting a $4,250,000 Loan and Security Agreement (“Security Agreement”), which Security Agreement has been previously amended fifteen times, wish to further amend the Security Agreement as provided herein (the “Sixteenth Amendment”).

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Trust hereby agree as follows:

Provision A. 7 of the Twelfth Amendment is deleted in its entirety and the following is substituted in its place:

7.           Solvency Representation.   Borrower’s obligations under paragraph 10(p) of the Security Agreement shall be suspended until the last day of Borrower’s 2011 fiscal third quarter ending on June 3, 2011.  Thereafter, such suspension shall end and Borrower’s full compliance with such obligations shall be required.

Except as expressly amended hereby, the Security Agreement, as amended, are ratified and confirmed by the parties hereto and remain in full force and effect in accordance with the terms thereof.  In the event there is any conflict between the provisions of this Sixteenth Amendment and those in the Security Agreement generally, the provisions of this Sixteenth Amendment shall control in all respects.

[SIGNATURE PAGE FOLLOWS]

THE DAVID E. CHYMIAK TRUST DATED DECEMBER 15, 1999

By:  /s/ David E. Chymiak

Name:  David E. Chymiak
Title: Trustee
Accepted and agreed to this
13th day of April, 2011

WEGENER COMMUNICATIONS, INC.

By:  /s/ C. Troy Woodbury, Jr.

Name:    C. Troy Woodbury, Jr.
Title: CEO
Accepted and agreed to this
13th day of April, 2011

By: /s/ James Traicoff

Name:   James Traicoff
Title: Treasurer and CFO
Accepted and agreed to this
13th day of April, 2011

Consented and agreed to by the following
guarantor of the obligations of Wegener
Communications, Inc. to The David E.
Chymiak Trust Dated December 15, 1999.

WEGENER CORPORATION

By:  /s/ C. Troy Woodbury, Jr.

Name:   C. Troy Woodbury, Jr.
Title: President and CEO
Date: April 13, 2011